EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To: Cyberlux Corporation

As independent certified public accountants, we hereby consent to the use  in this Registration Statement on Form SB-2, of our report dated April 4, 2003 , relating to the  financial statements of Cyberlux Corporation , and to the reference to our Firm  under the caption "Experts" appearing in the Prospectus.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP Russell Bedford Stefanou Mirchandani LLP

New York, New York
April 28, 2003